August 5, 2024

For immediate release

Advance Logistics Investment Corporation

Securities Code：3493

1-105 Kanda-Jinbocho, Chiyoda-ku, Tokyo

Kenji Kousaka, Executive Director

Asset Management Company:

ITOCHU REIT Management Co., Ltd.

Junichi Shoji, Representative Director,

President & CEO

Inquiries:

Hiromu Shinoda, Manager of Logistics Strategy Department

TEL. +81-3-6821-5483

Notice Concerning Revision of Operating Forecasts for the Periods Ending August 31, 2024 and February 28, 2025 and Forecast of Merger Grant.

Advance Logistics Investment Corporation (the “ADL”) as described in the press release “Notice Concerning Execution of Merger Agreement between Mitsui Fudosan Logistics Park Inc. and Advance Logistics Investment Corporation” announced today, the Board of Directors of ADL resolved at its meeting held today to merge with Mitsui Fudosan Logistics Park Inc. (“MFLP”), effective as of November 1, 2024, and to acquire all of the issued shares of MFLP as the surviving corporation and ADL as the dissolving corporation in an absorption-type merger (the “Merger”), and executed a merger agreement (the “Merger Agreement”) as of today. The Merger Agreement is effective as of the date hereof. When the Merger takes effect, the final fiscal period of the Investment Corporation will be the two-month period from September 1, 2024 to October 31, 2024 (the “fiscal period ending October 2024”). The period is scheduled to be the "fiscal year ending October 31, 2024".

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

In the “Financial Report (REIT) for the Fiscal Period Ended February 28, 2024,” released on April 17, 2024, ADL announced its operating forecasts for the fiscal periods ending August 31, 2024 (March 1, 2024 to August 31, 2024) and February 28, 2025 (September 1, 2024 to February 28, 2025, which will change to September 1, 2024 to (changed to October 31, 2024), however, in connection with the execution of the Merger Agreement, we have separately announced the forecasted management situation for the fiscal periods ending August 31, 2024 and October 31, 2024 when the Merger takes effect, as well as the forecasted cash distribution to be paid in lieu of cash distribution for the final operating period of the Investment Corporation. The forecast of the merger grant to be paid in lieu of cash distribution for the final fiscal period is as follows.

For the forecast of MFLP's operating results for the fiscal period ending July 31, 2025 (November 1, 2024 to July 31, 2025) and the fiscal period ending January 31, 2026 (August 1, 2025 to January 31, 2026) after the merger, please refer to the “Notice Concerning Disclosure of Operating Results Forecasts for the Fiscal Period Ending July 31, 2025 and the Fiscal Period Ending January 31, 2026, Following the Merger of Mitsui Fudosan Logistics Park Inc. and Advance Logistics Investment Corporation”.

1.	Forecast for the fiscal year ending August 31, 2024 (March 1, 2024 - August 31, 2024)

	Operating revenue (million yen)	Operating income (million yen)	Ordinary income (million yen)	Net income (million yen)	Distributions per unit (yen) (including distributions in excess of earnings)	Distributions per unit (yen) (excluding distributions in excess of earnings)	Distributions in excess of earnings per unit (yen)
Previous Forecast (A)	3,785	1,858	1,642	1,641	2,830	2,434	396
Revised forecast (B)	3,673	1,670	1,454	1,453	2,769	2,155	614
Increase/decrease (B-A)	(112)	(187)	(188)	(188)	(61)	(279)	218
Percentage change	(3.0%)	(10.1%)	(11.5%)	(11.5%)	(2.2%)	(11.5%)	55.1%

(Reference) Fiscal period ending August 31, 2024: 674,400 units issued and outstanding at the end of the forecast period.

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

2.	Details of Revisions to the Forecast of Financial Results for the Fiscal Year Ending October 31, 2024 (September 1, 2024 to October 31, 2024)

As a result of this change in the operating period, the operating period beginning on September 1, 2024 is expected to be changed from the six-month period (September 1, 2024 to February 28, 2025) assumed when the previous forecast was released to a two-month period (September 1, 2024 to October 31, 2024). In accordance with this change, the amount of increase/decrease and percentage of increase/decrease are calculated based on the previously announced figures, which were converted by assuming the subject period of the previous forecast to be two months.

	Operating revenue (million yen)	Operating income (million yen)	Ordinary income (million yen)	Net income (million yen)	Distributions per unit (yen) (including distributions in excess of earnings)	Distributions per unit (yen) (excluding distributions in excess of earnings)	Distributions in excess of earnings per unit (yen)
Previous forecast (A) (6 months: September 1, 2024 to February 28, 2025)	3,766	1,873	1,628	1,627	2,810	2,413	397
Previous forecast after 2-month conversion (A') (A) x 1/3	1,255	624	542	542	937	804	132
Revised forecast (B) (2 months: September 1, 2024 to October 31, 2024)	1,205	519	445	445	661	661	0
Increase/Decrease (B)-(A')	(49)	(104)	(97)	(97)	(276)	(144)	(132)
Percentage change	(3.9%)	(16.7%)	(17.9%)	(17.9%)	(29.5%)	(17.9%)	(100.0%)

(Reference) Fiscal period ending October 31, 2024: number of investment units issued and outstanding at the end of the forecast period: 674,400 units.

(Note 1) The above forecasted figures are the current figures calculated based on the assumptions set forth in the attached Exhibit " Assumptions underlying the forecast of operating results and merger grants for the periods ending August 31, 2024 and October 31, 2024" and are subject to change due to additional acquisition or sale of properties, changes in the real estate market, etc., changes in interest rates, the actual number of new investment units to be issued and their issue price, changes in other circumstances surrounding MFLP, etc. Actual operating revenues, operating income, ordinary income, net income, distributions per unit (excluding distributions in excess of earnings) and distributions in excess of earnings per unit may vary depending on future acquisitions or sales of real estate, etc., changes in the real estate market, etc., fluctuations in interest rates, the number and issue price of new units actually issued, changes in other circumstances surrounding MFLP, and other factors. The forecast is not a guarantee of the amount of distributions and distributions in excess of earnings.

(Note 2) The forecast may be revised if a deviation of more than a certain level from the above forecast is expected.

(Note 3) Figures less than a unit are rounded down, and percentages are rounded to the first decimal place.

3. Main reasons for the announcement of the revision of the forecast of financial results

As announced in the “Notice Concerning Execution of the Merger Agreement between Mitsui Fudosan Logistics Park Inc. and Advance Logistics Investment Corporation” released today, due to the merger expenses related to the merger of the two investment corporations and the projected occupancy status of iMissions Park Misato and iMissions Park Tokyo Adachi, the forecasts for the fiscal periods ending August 31, 2024 and February 28, 2025 (changed to September 1, 2024 to October 31, 2024 due to this change in the operating period) have been revised.

End

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

About Advance Logistics Investment Corporation

Advance Logistics Investment Corporation is a J-REIT specializing in logistics facilities, managed by ITOCHU REIT Management Co., Ltd. (IRM), the asset management company of the ITOCHU Group.

We aim for stable management and growth through an extended cooperative relationship with our sponsor, the ITOCHU Group.

“Advance” is the common brand name of the real estate investment corporation managed by ITOCHU REIT Management Co., Ltd.

ADL website: https://www.adl-reit.com/en/

IRM website: https://www.itc-rm.co.jp/en/

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

Exhibit

Assumptions underlying the forecast of operating results and merger grants for the periods ending August 31, 2024 and October 31, 2024.

(data) item	Prerequisite.
Calculation period and the Merger becomes effective

・ Fiscal year ending August 31, 2024 (March 1, 2024 - August 31, 2024) (184 days)

・ Fiscal year ending October 31, 2024 (September 1, 2024 - October 31, 2024) (61 days)

*It is assumed that the Merger will take effect on November 1, 2024.

Assets under management

・      Assuming the real estate trust beneficiary interests that ADL owns as of today (total 16 properties), it is assumed that there will be no changes in assets under management (acquisition of new properties, disposal of owned properties, etc.) through the end of the fiscal period ending October 31, 2024. In reality, changes in assets under management may occur due to the acquisition of new assets or disposal of owned assets, etc.

(Note) “IMP” is an abbreviation for iMissions Park. The same applies hereinafter.

Operating revenues

・      Rental revenues from owned assets are calculated by taking into consideration the executed lease contracts that are in effect as of today or will be in effect by the end of the fiscal period ending October 31, 2024, tenant trends, market trends, and other factors.

・      As previously announced, we have received a notice from e-Logit Corporation, the tenant of IMP Misato and IMP Tokyo Adachi, that it will terminate the tenancy mid-term on June 30, 2024. As of today, we have not reached an agreement with the company on the terms and conditions of the termination, including penalty payments, etc. Therefore, we have not taken into account the impact of the payment of penalty payments, etc. in our earnings forecast. (For details, please refer to the “Notice Concerning Scheduled Change of Tenant (Dissolution of Lease)” dated March 12, 2024 and the “Notice Concerning Conclusion of Lease Agreement (iMissions Park Tokyo Adachi) and Status of iMissions Park Misato and iMissions Park Tokyo Adachi” dated June 28, 2024.

・      For IMP Misato (4.2% of total rentable area), rental revenues are not expected from June 13, 2024 through October 31, 2024. For IMP Tokyo Adachi (5.2% of total rentable area), rental revenues equivalent to 49.0% of the total rentable area of the property are not expected from June 13, 2024 to October 31 of the same year.

・      Rental revenues of the property to be acquired are calculated based on information provided by the current beneficiary, etc., taking into account the executed lease contracts, tenant trends, market trends, etc..

・      It is assumed that there will be no gain or loss on sales of real estate, etc..

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

Operating expenses Major items of operating expenses are as follows: (million yen) Year ending August 31, 2024 Year ending October 31, 2024 Rental expenses 530 174 Facility management expenses 50 16 Property Management Outsourcing fees 18 6 Utilities charge 66 25 Repair expense 19 3 Taxes and public dues 354 117 Depreciation and amortization 894 303 General management expenses 578 208 Asset management fees 359 98 Sponsor support outsourcing fees 13 4 Of rental expenses, which are the principal operating expenses, expenses other than depreciation and amortization are calculated based on historical data for owned assets, and based on information provided by current beneficiaries, etc. for assets to be acquired, taking into account variable factors of expenses. Repair expenses for buildings are estimated amounts based on the medium- to long-term repair plans formulated by IRM. The repair expenses for each calculation period may differ significantly from the estimated amounts due to the possibility that repair expenses may be incurred urgently due to damage to the building caused by unforeseeable factors, etc., the fact that the amount generally varies greatly from year to year, and the fact that the amount is not a regularly occurring amount. Depreciation is calculated by the straight-line method, including incidental expenses, etc.. It is assumed that merger-related expenses of 147 million yen for the period ending August 31, 2024 and 75 million yen for the period ending February 28, 2025 will be incurred in connection with this merger.

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.

Non-operating expenses

・      Non-operating expenses are assumed to be 215 million yen for the period ending August 2024 and 74 million yen for the period ending October 2024.

・      Interest expense and other financing-related expenses are expected to be 212 million yen in the period ending August 31, 2024 and 73 million yen in the period ending October 31, 2024.

Interest-bearing debt

・      Total interest-bearing debt is assumed to be 61,220 million yen at the end of the financial year of October 2024 and 61,100 million yen at the end of August 2024.

・      LTV is expected to be about 44.2% at the end of the period ending August 31, 2024 and about 44.5% at the end of financial year of October 31, 2024. In calculating LTV, the following formula is used, rounded to the first decimal place. LTV = Total interest-bearing debt ÷ Total assets × 100

Number of investment units issued and outstanding total number of units	・ The total number of investment units issued and outstanding as of the date of this document is 674,400 units, and it is assumed that no new investment units will be issued until the end of the fiscal year ending October 31, 2024.
Merger grant per unit	・ The merger grant per unit is to be paid in lieu of a cash distribution for the fiscal period ending October 31, 2024, which is the final operating period of the Fund, and is calculated based on the cash distribution policy set forth in the Fund's Articles of Incorporation. The merger grant per unit may vary due to various factors, including the exercise of the right to request the purchase of investment units in relation to the merger, changes in assets under management, changes in rent income due to tenant changes, etc., or the occurrence of unforeseen repairs, etc..
Other

・      It is assumed that no amendments will be enforced in laws and regulations, the tax system, accounting standards, listing rules, or the rules of the Investment Trusts Association, Japan, etc., that would affect the above forecast figures.

・      It is assumed that there will be no unforeseen material changes in general economic trends and real estate market conditions, etc..

Note: This press release is a document for announcing to the public the revision of the forecast of financial results for the fiscal period ending August 31, 2024 (March 1, 2024 to August 31, 2024) and the fiscal period ending October 31, 2024 (September 1, 2024 to October 31, 2024), and the forecast of merger distribution, and has not been prepared for the purpose of soliciting investments. When investing, we ask that investors exercise their own judgment taking full responsibility after having read carefully the new investment unit issuance and secondary offering prospectus, or any corrections (if any) thereof, prepared by ADL.

The merger described in this press release involves securities of a Japanese company. The merger is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the merger, such as in the open market or through privately negotiated purchases.